UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 1, 2015

MULTI-FINELINE ELECTRONIX, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-50812	95-3947402
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8659 Research Drive

Irvine, CA 92618

(Address of principal executive offices) (Zip Code)

(949) 453-6800

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 1, 2015, Multi-Fineline Electronix, Inc. announced that Thomas Kampfer, age 52, has been named as the company’s executive vice president and chief financial officer (principal financial and accounting officer). Mr. Kampfer is expected to assume the role on or about June 15, 2015. Mr. Kampfer most recently served from February 2012 to June 2015 as president of CohuHD, formerly a division of Cohu, Inc., which was divested and acquired by Costar Technologies, Inc. in June 2014. Prior to that, Mr. Kampfer served as president and chief executive officer of H2O Audio, Inc., a venture-backed startup, from 2010 to 2012. Previously, Mr. Kampfer was president and chief operating officer of Iomega Corporation, a publicly traded company specializing in data storage products. During his tenure at Iomega from 2001 to 2009, Mr. Kampfer held a variety of other executive positions, including chief financial officer; executive vice president, business solutions; vice president, corporate development; and general counsel and secretary.

Mr. Kampfer’s compensation as executive vice president and chief financial officer includes: an annual “Base Salary” of $370,000; a sign-on bonus in the aggregate amount of $60,000 (to be paid in two equal amounts with his first paycheck from the company and approximately six months later); and participation in the company’s fiscal year 2015 Executive Bonus Plan, as approved by the compensation committee of the company’s board of directors, for each of the third quarter performance period, fourth quarter performance period and full year performance period, at a targeted amount of 12% of his Base Salary for each such performance period (provided, however, that the full year performance period payout shall be pro-rated for that portion of the year during which he was not employed by the company). In connection with the commencement of his employment, Mr. Kampfer will be granted 36,000 restricted stock units, vesting in three equal annual installments on the anniversary of the grant date in each of 2016, 2017 and 2018. Mr. Kampfer will also be eligible to participate in the company’s other employee benefit plans and arrangements that are generally available to the company’s other similarly situated executive officers, including without limitation tax and financial planning reimbursement benefits in an amount of up to $5,000 annually and participation in the company’s Change in Control Plan, as adopted by the company in January 2012. Mr. Kampfer’s salary, bonus and other compensation arrangements may be reviewed and modified from time to time by the compensation committee.

Mr. Kampfer has no family relationship that is required to be disclosed under Item 401(d) of Regulation S-K and there are no transactions in which Mr. Kampfer has an interest requiring disclosure under Item 404(a) of Regulation S-K.

The company issued a news release announcing the appointment of Mr. Kampfer on June 1, 2015, a copy of which is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

99.1	News release issued June 1, 2015, announcing the naming of Thomas Kampfer as the company’s executive vice president and chief financial officer.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: June 1, 2015	MULTI-FINELINE ELECTRONIX, INC.

	By:	/s/ Reza Meshgin
Reza Meshgin
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	News release issued June 1, 2015, announcing the naming of Thomas Kampfer as the company’s executive vice president and chief financial officer.

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